SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made October 27, 2016, between **MATTHEW STAKER**, an individual residing in Oro Valley, Arizona ("**Shareholder**") and **TAUTACHROME, INC.**, a Delaware corporation ("**Issuer**").

WHEREAS:

A. Shareholder is the registered and beneficial owner of 346,957,386 shares of the common stock of Issuer;

B. Shareholder is willing to exchange a total of 277,565,909 shares of the common stock of Issuer (the "**Common Shares**") for 2,775,659.09 shares of Series D Preferred Stock (the "**Series D Preferred Shares**") according to the terms and subject to the conditions contained in this Agreement (the "**Exchange**"); and

C. the board of directors of Issuer believes that the Exchange is in the best interests of Issuer.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, the parties agree with each other as follows:

1. Share Exchange

1.1 Subject to the terms and conditions of this Agreement and based on the representations and warranties of Shareholder set forth in this Agreement, Shareholder will sell, assign and transfer the Common Shares to Issuer and Issuer will purchase the Common Shares from Shareholder in exchange for the Series D Preferred Shares (the "**Share Exchange**").

1.2 The closing of the Share Exchange will take place in two transactions, as set forth below (each such transaction, a "**Closing**"):

(a) The first Closing will take place on or before 4:00 p.m. Mountain Time on October 31, 2016, at the head office of Issuer in Oro Valley, Arizona (the "**First Closing**"). At the First Closing:

(i) Shareholder shall tender to Issuer one or more share certificates in the name of Shareholder representing 135,000,000 Common Shares duly endorsed for transfer; and

(ii) Issuer shall tender to Shareholder a share certificate in the name of Shareholder representing 1,350,000 Series D Preferred Shares.

(b) The second Closing will take place on or before 4:00 p.m. Mountain Time on November 15, 2016, at the head office of Issuer in Oro Valley, Arizona (the "**Second Closing**"). At the Second Closing:

(i) Shareholder shall tender to Issuer one or more share certificates in the name of Shareholder representing 142,565,909 Common Shares duly endorsed for transfer; and

(ii) Issuer shall tender to Shareholder a share certificate in the name of Shareholder representing 1,425,659.09 Series D Preferred Shares.

2. Shareholder's Representations and Warranties.

2.1 Shareholder represents and warrants that:

(a) Shareholder is the sole record holder and beneficial owner of the Common Shares;

(b) the Common Shares are owned by Shareholder free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind, and Shareholder is not a party to any

agreement or arrangement which will impose any liens, pledges, mortgages, charges, security interests or encumbrances of any kind upon the Common Shares as a result of the transactions contemplated hereby;

(c) Shareholder has the power and authority to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby;

(d) this Agreement constitutes a legal, valid, and binding obligation of Shareholder, and is enforceable against Shareholder in accordance with its terms;

(c) no consent, approval, authorization or order of any person, entity, court, administrative agency or governmental authority is required for the execution, delivery or performance of this Agreement by Shareholder; and

(d) the execution, delivery and performance of this Agreement by Shareholder will not:

(i) conflict with, or result in a breach of, or constitute a default under, or result in a violation of, any agreement or instrument to which Shareholder is a party or by which the property of Shareholder is bound; or

(ii) result in the violation of any applicable law or order, judgment, writ, injunction, decree or award of any court, administrative agency or governmental authority.

2.2 The representations, warranties, covenants and agreements of Shareholder contained in this Agreement and in any document or certificate given under this Agreement will survive the closing of the transactions contemplated by this Agreement and remain in full force and effect notwithstanding any waiver by Issuer unless such waiver was made after notice in writing by Shareholder to Issuer setting forth the breach.

3. Issuer's Representations and Warranties.

3.1 Issuer represents and warrants that:

(a) Issuer is a corporation duly incorporated, organized and subsisting under the laws of Delaware, and is in good standing with respect to the filing of annual reports with the Office of the Delaware Secretary of State;

(b) Issuer has due and sufficient right, power and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to perform its obligations under this Agreement;

(c) the authorized capital of Issuer as of the date of this Agreement is limited to the following:

(i) 4,000,000,000 shares of common stock, par value $0.00001; and

(ii) 100,000,000 shares of preferred stock, par value $0.0001, of which 13,795,104 such shares are designated as Series D Preferred Stock having the powers, preferences and relative, participating, optional or other rights set forth in the Certificate of Designations, Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed with the Delaware Secretary of State on October 24, 2016; and

(d) neither the making of this Agreement, the completion of the transactions contemplated by it, nor the performance of or compliance with its terms will violate the Certificate of Incorporation or bylaws of Issuer, or any agreement to which Issuer is a party, or violate any law or regulation of any jurisdiction or any order or decree of any court or tribunal to which Issuer is subject which could prevent the due and valid transfer of the Common Shares or the issuance of the Series D Preferred Shares as provided in this Agreement.

3.2 The representations, warranties, covenants and agreements of Issuer contained in this Agreement and in any document or certificate given under this Agreement survive the closing of the transactions contemplated by this Agreement and remain in full force and effect notwithstanding any waiver by Shareholder unless such waiver was made after notice in writing by Issuer to Shareholder setting forth the breach.

4. Shareholder's Conditions to Closing

4.1 The obligations of Shareholder under this Agreement are subject to the following conditions for the exclusive benefit of Shareholder being fulfilled in all material respects in the reasonable opinion of Shareholder at each Closing or waived by Shareholder at or before each Closing or as agreed by Issuer and Shareholder to be indemnified for by Issuer:

(a) the representations and warranties of Issuer contained in the Agreement will be true and correct on and as of each Closing;

(b) Issuer will have complied with all terms, covenants and agreements in this Agreement agreed to be performed or caused to be performed by it on or before each Closing; and

(c) no action or proceeding against Issuer will be pending or threatened by any person, corporation, firm, governmental authority, regulatory body or agency to enjoin or prohibit the Share Exchange.

4.2 The conditions in section 4.1 of this Agreement may be waived in whole or in part by Shareholder without prejudice to any right of rescission or any other right in the event of non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

5. General

5.1 This Agreement contains the whole agreement between Shareholder and Issuer pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions between the parties and there are no representations, warranties, covenants, conditions or other terms other than expressly contained in this Agreement.

5.2 Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by mailing the same postage prepaid or delivering the same addressed as follows:

(a) if to Shareholder, at the address of Shareholder last shown on the records of Issuer; and

(b) if to Issuer, at 1846 E. Innovation Park Drive, Oro Valley, Arizona 85755;

or to such other address as a party may specify by notice and shall be deemed to have been received, if delivered, on the date of delivery if it is a business day and otherwise on the next succeeding business day and, if mailed, on the fifth business day following the posting of the notice unless there is a postal dispute, in which case the notice will only be effective if and when delivered personally.

5.3 Time is of the essence of this Agreement.

5.4 Each of the parties will execute and deliver such further documents and instruments and do such acts and things as may, before or after each Closing, be reasonably required by another party to carry out the intent and meaning of this Agreement and the transactions contemplated by this Agreement.

5.5 The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this share exchange agreement and not to any particular article, section or other portion hereof and include any agreement supplemental hereto.

5.6 In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and companies.

5.7 This Agreement will be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Arizona.

5.9 This Agreement may not be assigned by any party without the prior written consent of the other party.

5.10 This Agreement inures to the benefit of and is binding upon the parties and their respective successors and permitted assigns.

5.11 No modification of or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by both of the parties and no waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same, and unless otherwise provided, will be limited to the specific breach waived.

AS EVIDENCE OF THEIR AGREEMENT the parties have executed this Agreement as of the date and year first above written.

MATTHEW STAKER

TAUTACHROME, INC.

Per:____________________

Patrick Greene
Executive Vice President